               STATEMENT SETTING FORTH DETAIL FOR COMPUTATION OF
                      RATIO OF EARNINGS TO FIXED CHARGES

                             (Millions of Dollars)
                                                                      EXHIBIT 12
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
                                                                                                       For the
                                                                                                        period
                                                                                                       December
                                                                                                       1, 1997
                                                                                                     (inception)
                                                                                                          to
                                                                            Year Ended December 31   December 31,
                                                                               1999         1998         1997
                                                                            ----------   ----------   -----------
Income from continuing operations before income taxes...........    A        $  32        $ 143         $   7
Fixed charges:
  Interest expense, gross.......................................               182          156            10
  Portion of rentals representative of interest.................                37           37             4
                                                                             -----        -----         -----
     Total fixed charges before capitalized interest............    B          219          193            14
  Capitalized interest..........................................                --           --            --
                                                                             -----        -----         -----
     Total fixed charges including capitalized interest.........    C          219          193            14
                                                                             -----        -----         -----
Earnings (A+B)..................................................    D        $ 251        $ 336         $  21
Ratio of earnings to fixed charges (D/C)........................               1.1          1.7           1.5
                                                                             =====        =====         =====
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